UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Organovo Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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Organovo Holdings, Inc.

6275 Nancy Ridge Dr.

San Diego, CA 92121

July 11, 2014

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Organovo Holdings, Inc. on Wednesday, August 20, 2014 at 9:00 a.m. (local time). The meeting will be held at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials primarily over the internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On July 11, 2014, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended March 31, 2014, over the internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of Annual Meeting, the Proxy Statement, and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Keith Murphy

Chairman of the Board, Chief Executive Officer and President

ORGANOVO HOLDINGS, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 20, 2014

To Our Stockholders:

The 2014 annual meeting of stockholders of Organovo Holdings, Inc. will be held at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121 on August 20, 2014 at 9:00 a.m. (local time) for the following purposes:

1.	To elect Robert Baltera, Jr. and James Glover as Class III Directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR proposals 2 and 3 listed above. Stockholders of record at the close of business on July 7, 2014 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our corporate offices located at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: Our Annual Report, our Notice of 2014 Annual Meeting of Stockholders and Proxy Statement are available at www.proxydocs.com/onvo.

By Order of the Board of Directors

Keith Murphy
Chairman of the Board, Chief Executive Officer and President

July 11, 2014

ORGANOVO HOLDINGS, INC.

6275 Nancy Ridge Dr., Suite 110,

San Diego, California 92121

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 20, 2014

This Proxy Statement, along with a proxy card,

is being made available to our stockholders on or about July 11, 2014

GENERAL INFORMATION

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Organovo Holdings, Inc. of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on August 20, 2014 at our corporate offices at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121 at 9:00 a.m. (local time) and any adjournments or postponements thereof. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Organovo Holdings, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2014 (the “Annual Report”) to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of shares of our common stock (the “common stock”), our only class of issued and outstanding voting securities, at the close of business on July 7, 2014 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of July 7, 2014, 78,282,460 shares of our common stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this proxy statement may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Trust and Transfer Company. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks or other nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers, banks or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters. As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters, your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days proceeding the day of the Annual Meeting.

The specific vote required for the election of a director and for the approval of each of the other proposals is set forth under each proposal.

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	To elect Robert Baltera, Jr. and James Glover as Class III Directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015; and

3.	To hold a non-binding advisory vote on the compensation of our named executive officers.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR proposals 2 and 3 listed above. The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the internet voting instructions included on Notice of Internet Availability of Proxy Materials and the proxy card at any time up until 11:59 p.m., Eastern Time, on August 19, 2014.

•

By Telephone: by following the telephone voting instructions included on Notice of Internet Availability of Proxy Materials and the proxy card at any time up until 11:59 p.m., Eastern Time, on August 19, 2014.

•

By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

You may also vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Mayer Hoffman McCann as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2015 and in favor of the non-binding advisory vote on the compensation of our named executive officers and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern) on August 19, 2014, (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. (Eastern Time) on August 19, 2014), or (iv) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

BOARD OF DIRECTORS INFORMATION

Presently, the number of directors comprising our Board of Directors is five. Our Board is divided into three classes, with one class standing for election each year for a three-year term. There is one Class I director, two Class II directors, and two Class III directors. The Class I director is Keith Murphy, our Chief Executive Officer, whose term will expire at our 2015 annual meeting of stockholders. Tamar Howson and Richard Heyman, PhD are our Class II Directors, whose terms will expire at our 2016 annual meeting of stockholders. Robert Baltera, Jr. and James Glover are our Class III Directors whose terms will expire at the Annual Meeting.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Robert Baltera, Jr. and James Glover for election at the Annual Meeting as Class III Directors, for a three-year term expiring at the 2017 annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class III directors. Both Mr. Baltera and Mr. Glover have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

In addition to the information set forth below regarding our directors and our director candidates and the skills that led our Board to conclude that these individuals should serve as directors, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Our Board of Directors

The following sets forth information regarding the business experience of our current directors and our director nominees as of July 11, 2014:

Name	Age	Position(s)
Keith Murphy	42	Chairman of the Board, Chief Executive Officer, and President
James Glover	64	Director and Director Nominee
Tamar Howson	65	Director
Robert Baltera, Jr.	49	Lead Director and Director Nominee
Richard A. Heyman, PhD	57	Director

Nominees for Election as Class III Directors for a term expiring at the 2017 Annual Meeting of Stockholders

James T. Glover, Director and Director Nominee, joined us in July 2012. Mr. Glover was the Senior Vice President, Operations and Chief Financial Officer of Anadys Pharmaceuticals, Inc., a publicly-held biopharmaceutical company acquired by Hoffmann-La Roche Inc., from 2006 to 2009. From 1989 to 2006, he served at Beckman Coulter, Inc., a leading biomedical testing instruments company, most recently as Senior Vice President and Chief Financial Officer. Mr. Glover served as a director of Varian, Inc., a publicly-traded scientific instruments company purchased by Agilent Technologies, and was Varian’s audit committee chairman. Mr. Glover received his BS in accounting from California State Polytechnic University and his MBA from Pepperdine University. Mr. Glover attended the Director Education and Certification program at the University of California, Los Angeles and passed the certification exam. Mr. Glover is a certified public accountant (CPA) and a chartered global management accountant (CGMA).

Mr. Glover’s previous service as a Chief Financial Officer for a number of public companies, his past and current Board experience on a number of public companies and his finance and accounting expertise and experience qualify him to be a member of our Board of Directors.

Robert Baltera, Jr., Lead Director and Director Nominee, joined us as a director in October 2009 and has served as our Lead Director since June 2014. Most recently, Mr. Baltera was the Chief Executive Officer of Amira Pharmaceuticals, a private pharmaceutical development company, a position he held from July 2007 through September 2011. Amira was sold to Bristol-Myers Squibb in September 2011 for $325 million in cash, plus additional milestone payments of up to $150 million. Before becoming Amira’s Chief Executive Officer, he held a number of senior management positions at Amgen Inc., a publicly-held biopharmaceutical company, the last being Vice President of Corporate and Contract Manufacturing. During his service at Amgen, he was instrumental in focusing the company’s development efforts, strengthening and developing its pipeline and forging key collaborations with partners such as GlaxoSmithKline. He also served as Amgen’s team leader responsible for the approval of Kineret® in rheumatoid arthritis. Mr. Baltera currently serves on the board of directors of Xencor, Inc., a publicly-held biotechnology development company, and as well as on the board of directors of a number of private companies. Mr. Baltera holds an M.B.A. from the Anderson School at the University of California, Los Angeles and earned a B.S. in Microbiology and an M.S. in Genetics from The Pennsylvania State University. Mr. Baltera attended the Director Education and Certification program at the University of California, Los Angeles.

Mr. Baltera’s previous executive leadership and product development experience at Amira and Amgen, his past and current service on the boards of directors of other public and private companies, as well as his educational background qualify him to be a member of our Board of Directors.

Class II Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Tamar Howson, Director, joined our Board in June 2013. Ms. Howson has served as a corporate business development and strategy consultant to biopharmaceutical companies since 2011. From 2009 to 2011, she served as a member of the transaction advisory firm, JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, a biotech company. Prior to joining Lexicon Pharmaceuticals, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb. Ms. Howson currently serves on the board of directors of the following publicly traded companies: Actavis plc; Idenix Pharmaceuticals Inc.; OXiGENE, Inc.; and Cardax, Inc. During the prior five years, Ms. Howson served as a director of the following publicly traded companies: Warner Chilcott plc, Bioline Rx and Soligenix, Inc. In addition, Ms. Howson serves as a director of the International Partnership for Microbicides, a non-profit product development partnership. She previously served on the boards of Aradigm, S*BIO, Ariad Pharmaceuticals, SkyePharma, NPS Pharma, Targacept, and HBA. Ms. Howson holds an MBA from Columbia University, a MS from City University of New York, and a BS in Chemical Engineering from the Technion, Israel.

Ms. Howson’s extensive experience in the pharmaceutical and biotech industries, including as a corporate business development and strategy consultant to biopharmaceutical companies and as a senior professional at leading pharmaceutical companies, including Bristol-Myers Squibb and SmithKline Beecham, and her past and current service on the boards of directors of other public and private companies qualify her to be a member of our Board of Directors.

Richard A. Heyman, PhD, Director, joined our Board in August 2013. Dr. Heyman currently serves as the Chief Executive Officer of Seragon Pharmaceuticals, Inc., a private biotechnology company focused on developing Selective Estrogen Receptor Degraders (SERDs) targeting hormone dependent cancers. Prior to joining Seragon, Dr. Heyman served as the Chief Executive Officer of Aragon Pharmaceuticals, which he cofounded in 2009 and was acquired by Johnson and Johnson in August 2013 for $650 million in cash and $350 million in contingent development milestones. Previously, he cofounded and served as Chief Scientific Officer of X-Ceptor Therapeutics, a company that developed compounds targeting nuclear receptors for the treatment of metabolic diseases, which was acquired by Exelixis in 2004. Prior to X-Ceptor, he held various roles at Ligand Pharmaceuticals, last serving as Vice President of Research, where he served as project leader for multiple discovery programs, including the successful identification and development of Panretin® and Targretin®, retinoids approved by the FDA for the treatment of cancer. He is the author or inventor on more than 120 publications and patents. He was an NIH postdoctoral fellow and staff scientist at the Salk Institute, working with Dr. Ronald Evans. Dr. Heyman received a PhD in pharmacology from the University of Minnesota and a BS in chemistry from the University of Connecticut.

Dr. Heyman’s previous executive leadership experience in the biotechnology field, especially in leading companies focused on identifying and developing novel drugs, and his educational experience qualify him to be a member of our Board of Directors.

Class I Director Continuing in Office until the 2015 Annual Meeting of Stockholders

Keith Murphy is one of the Company’s founders and has served as our President, Chief Executive Officer and Chairman since joining the Company in July 2007. Mr. Murphy previously served at Alkermes, Inc., a biotechnology company, from July 1993 to July 1997, where he played a role on the development team for their first approved product, Nutropin (hGH) Depot. He moved to Amgen, Inc. in August 1997, where he worked on the development of several other novel formulation and device products. He has over 18 years of experience in biotechnology, including serving in Product Strategy and Director of Process Development roles at Amgen through July 2007. He was previously Global Operations Leader for the osteoporosis/bone cancer drug Prolia/Xgeva (denosumab), the development of which involved several indications across multiple global Phase 3 studies, and which now has annual revenues approaching $2 billion per year. He holds a BS in Chemical Engineering from MIT, and is an alumnus of the UCLA Anderson School of Management.

Mr. Murphy’s previous experience in the biotechnology field, especially in developing novel products, his experience and expertise with our 3D bioprinting technology and product development opportunities and strategy, and his educational experience qualify him to be a member of our Board of Directors.

No Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Keith Murphy	—	—	—	X
Tamar Howson	Chair	X	X	X
Richard Heyman, PhD	X	X	X	Chair
James Glover	X	Chair	X	—
Robert Baltera, Jr.	X	X	Chair	X

Compensation Committee. Our Compensation Committee currently consists of Ms. Tamar Howson (Chair) and Messrs. James Glover and Robert Baltera, Jr. and Dr. Richard Heyman. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board the compensation to be offered to our non-employee directors. Additionally, in accordance with the listing standards of the NYSE MKT, the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. The Board has determined that Ms. Howson and Messrs. Glover and Baltera and Dr. Heyman are each an “independent director” under the listing standards of the NYSE MKT and the applicable rules and regulations of the SEC. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

Audit Committee. Our Audit Committee currently consists of Mr. James Glover (Chair), Ms. Tamar Howson, Mr. Robert Baltera, Jr. and Dr. Heyman. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NYSE MKT and the applicable rules and regulations of the SEC. The Board has also determined that Ms. Howson, Messrs. Glover and Baltera and Dr. Heyman are each an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Mr. Robert Baltera, Jr. (chair), Ms. Tamar Howson, Mr. James Glover and Dr. Richard Heyman. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for the Board and its committees, making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees (including the reporting channels through which the Board receives information and the quality and timeliness of the information), developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of the Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. The Board has determined that each current member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the NYSE MKT and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

Science and Technology Committee. Our Science and Technology Committee currently consists of Dr. Richard Heyman (chair), Ms. Tamar Howson and Messrs. Robert Baltera, Jr. and Keith Murphy. Our Science and Technology Committee helps oversee the Company’s research and development initiatives. The Science and Technology Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.organovo.com.

CORPORATE GOVERNANCE MATTERS

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The references to our website address below do not constitute incorporation by reference of the information contained at or available on our website.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to facilitate the effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Our Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. The full text of our Corporate Governance Guidelines is available on our website at www.organovo.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our officers, directors, employees and consultants. We have posted a copy of our Code of Business Conduct, and intend to post any amendments to this Code, or any waivers of its requirements, on our website at www.organovo.com, as permitted under the SEC’s rules and regulations.

Board Independence

Our shares of common stock are listed for trading on the NYSE MKT. As a result, our Board utilizes the definition of “independence” as that term is defined by the listing standards of the NYSE MKT and the rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NYSE MKT and the rules and regulations of the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has affirmatively determined that Tamar Howson, James Glover, Robert Baltera, Jr. and Richard Heyman, PhD, each qualify as “independent” directors within the meaning of the listing standards of the NYSE MKT and the rules and regulations of the SEC.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and its stockholders. At the current time, our Chairman of the Board, Keith Murphy, also serves as our Chief Executive Officer and President. Our Board has determined that this structure is the most effective leadership structure for the Company at this time. The Board believes that

Mr. Murphy is the director best situated to identify strategic opportunities and to focus the activities of the Board due to his full-time commitment to the business and his company-specific experience. The Board also believes that the combined role of Chairman and Chief Executive Officer promotes effective execution of strategic imperatives and facilitates information flow between management and the Board. Our Board has determined that maintaining the independence of the Company’s directors and managing the composition and function of the Board’s committees help maintain the Board’s strong, independent oversight of management.

Our Board has also appointed a Lead Director, Mr. Robert Baltera, Jr., as a matter of good corporate governance and believes that the appointment of the Lead Director provides a balance for effective and independent oversight of management. Pursuant to our Bylaws and Corporate Governance Guidelines, the Lead Director is selected annually by the independent non-employee directors. The Lead Director presides at meetings of the non-employee directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising on the selection of Committee chairs and advising management on the agenda for Board meetings. In addition, the Lead Director serves as liaison between the Chairman and the non-employee directors and has the authority to call meetings of the non-employee directors. The non-employee directors meet regularly in executive session without the presence of management or any non-independent directors.

In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board and Committee Attendance

During the fiscal year ended March 31, 2014, all directors attended at least 75% or more of the aggregate of the meetings of the Board and of each of the Board committees on which they served. The Board met six times and acted by written consent three times during the fiscal year ended March 31, 2014; the Audit Committee met five times and acted by written consent one time during the fiscal year ended March 31, 2014; the Compensation Committee met nine times and acted by written consent one time during the fiscal year ended March 31, 2014; and the Nominating and Corporate Governance Committee met two times and acted by written consent one time during the fiscal year ended March 31, 2014.

Director Attendance at the Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and the Board. As a result, we encourage our directors to attend our Annual Meetings. We reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer. Our Board committees also generally meet in executive session at the end of each committee meeting.

Board Oversight of Risk

Our Board is actively involved in the oversight of risks that could affect our Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with specific reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair to the Board regarding the Committee’s considerations and actions, as well as through regular reports directly from the member or members of management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

•	The Science and Technology Committee consider risks related to our research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Consideration of Director Nominees

General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees. The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s Bylaws. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for the 2015 Annual Meeting” below in this Proxy Statement.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, the independent directors as a group or any individual director may send communications directly to the Company at 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

EXECUTIVE OFFICERS

The following persons are our executive officers and hold the positions set forth opposite their names as of July 11, 2014.

Name	Age	Position
Keith Murphy	42	Chairman of the Board, Chief Executive Officer and President
Barry Michaels	64	Chief Financial Officer and Corporate Secretary
Sharon Presnell, PhD	45	Chief Technology Officer and Executive Vice President of Research and Development
Eric David, MD, JD	42	Chief Strategy Officer
Michael Renard	55	Executive Vice President of Commercial Operations

See the section entitled “Board of Directors Information” above, for a description of the business experience and educational background of Mr. Murphy.

Barry D. Michaels, Chief Financial Officer and Corporate Secretary, joined us in August 2011. Mr. Michaels was the Chief Financial Officer of Cardima, Inc., a publicly-traded medical device company, from July 2003 through June 2005, and thereafter a consultant to Cardima through January 2008. Mr. Michaels has been an independent consultant to medical device and technology companies since 1977, and has more than 30 years of combined industry experience. From January 2008 until he joined us in August 2011, Mr. Michaels focused on his consulting practice. Mr. Michaels served as Chief Financial Officer of Lipid Sciences, a biotechnology company, from May 2001 through January 2003. Prior to joining Lipid Sciences, Mr. Michaels served as the Chief Financial Officer of IntraTherapeutics, Inc., an endovascular company, from March 2000 until its acquisition by Sulzer Medica in May 2001. Mr. Michaels received an MBA in finance from San Diego State University and is an alumnus of the University of California, Los Angeles Anderson School of Management.

Sharon Collins Presnell, PhD, Chief Technology Officer and Executive Vice President of Research and Development, joined us in May 2011. Dr. Presnell has over 15 years of experience in the leadership of product-focused R&D. As an Assistant Professor at the University of North Carolina from 1998 to 2001, Dr. Presnell’s research in liver and prostate biology and carcinogenesis produced cell- and tissue-based technologies that were out licensed for industrial applications. She joined Becton Dickinson & Co. (BD) in July 2001, and played a key role in the early discovery and development of BD’s Discovery Platform and FACS CAP™ tools for the optimization of in vitro culture environments and flow cytometry-based characterization of cells. In her role at BD, she grew and led a large multi-disciplinary team to establish feasibility for the Discovery Platform and FACS CAP in multiple therapeutic areas, including diabetes, and stewarded both technologies through revenue-generating commercial partnerships. Dr. Presnell joined Tengion, Inc. in February 2007 as the Senior Vice President of Regenerative Medicine Research, a position that she held until joining us in May 2011. At Tengion, Dr. Presnell was directly involved in the discovery and early development of Tengion’s Neo-Kidney Augment™ technology. Dr. Presnell holds a PhD in Pathology from the Medical College of Virginia.

Eric Michael David, MD, JD, Chief Strategy Officer, joined us in May 2012. From October 2005 to May 2012, Dr. David served in a number of positions at McKinsey & Company, most recently as Associate Principal, where he served private equity, pharmaceutical, biotech, diagnostic, and medical device clients to support pipeline and R&D strategy, as well as market entry strategy. Dr. David played a critical role in the commercial translation of 3D bioprinting as a founder and early director of Organovo, Inc. Prior to his time at McKinsey, Dr. David served as a freelance consultant to the Department of Health and Human Services in the use of genomic technologies for early detection of pathogens for public health preparedness. He completed his residency in Internal Medicine at New York Presbyterian Hospital, where he served as Assistant Chief Resident and received the Dick Bowman Award for scientific endeavor and dedication to patient care. He was also Assistant Professor at The Rogosin Institute and adjunct faculty at The Rockefeller University. He received his

MD from Columbia University College of Physicians and Surgeons, his JD from Columbia University School of Law, and a BA in physics and fine arts from Amherst College. He is board certified in Internal Medicine and admitted to the Bar in New York State.

Michael Renard, Executive Vice President of Commercial Operations, joined us in May 2012. Mr. Renard has more than 29 years of experience in commercial operations, business development and sales and marketing for the life science industry. From 1997 until May 2012, he served at Beckman Coulter holding various positions in program management, business operations and business development. He most recently was the vice president of marketing for North America commercial operations where he was responsible for achieving $2 billion in revenue across 11 major product lines. Before Beckman Coulter, he was Vice President and General Manager in a start-up development stage incubator division of Sanofi, Inc. and Director of Corporate Accounts at Kallestad Diagnostics. He has an MBA from Rockhurst University and a BA in biology and chemistry from St. Olaf College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of July 7, 2014 (the record date) by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors, director nominees and named executive officers; and (iii) all of our executive officers, directors and director nominees as a group. Unless otherwise indicated in the table or the footnotes to the following table, each person named in the table has sole voting and investment power and such person’s address is c/o Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121.

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of July 7, 2014. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual.

Applicable percentages are based on 78,282,460 shares of common stock outstanding as of July 7, 2014.

Beneficial Ownership(1)
Name and address of Beneficial Owner	Number of Common Shares		Percent of Common Shares
5% Stockholders
Keith Murphy	6,283,717	(6)	8.0%
Directors
Robert Baltera, Jr.	218,756	(2)	0.3%
James Glover	69,000	(3)	0.1%
Tamar Howson	49,458	(4)	0.1%
Richard Heyman, PhD	48,500	(5)	0.1%
Executive Officers
Keith Murphy	6,283,717	(6)	8.0%
Barry Michaels	757,303	(7)	1.0%
Sharon Presnell, PhD	658,130	(8)	0.8%
Eric David, MD, JD	1,106,306	(9)	1.4%
Michael Renard	375,000	(10)	0.5%
All executive officers and directors as a group (9 persons)	9,566,170	(11)	12.3%

(1)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Unless otherwise indicated and subject to community property laws where applicable, the individuals named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(2)	Includes options to purchase 74,250 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 5,250 additional options shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(3)	Includes options to purchase 69,000 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 10,500 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(4)	Includes options to purchase 49,458 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 26,542 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(5)	Includes options to purchase 48,500 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 36,000 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.

(6)	255,255 of these shares are held by Equity Trust Co., Custodian FBO Keith Murphy IRA. Includes warrants to purchase 30,000 shares of common stock at an exercise price of $1.00 per share. Includes options to purchase 214,381 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 684,375 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(7)	Includes options to purchase 184,871 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 389,844 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(8)	Includes options to purchase 584,066 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 518,127 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(9)	Includes options to purchase 375,000 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 465,000 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(10)	Includes options to purchase 325,000 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 430,000 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.
(11)	Includes warrants to purchase 30,000 shares of common stock at an exercise price of $1.00 per share. Includes options to purchase 1,924,526 option shares currently exercisable or exercisable within 60 days of July 7, 2014. Does not include 2,565,637 additional option shares of common stock subject to future vesting pursuant to the terms of stock option agreements.

Changes in Control

We are not aware of any or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, no person who, during fiscal year 2014, was a director or officer of the Company, or beneficial owner of more than 10% of the Company’s common stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as an overview of the analysis that our Compensation Committee performed in setting the compensation for our executive officers. This compensation discussion and analysis summarizes the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken for each person serving as our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (collectively, our “named executive officers”), who were as follows:

•	Keith Murphy, our Chairman, Chief Executive Officer and President;

•	Barry Michaels, our Chief Financial Officer and Corporate Secretary;

•	Sharon Presnell, PhD, our Chief Technology Officer and Executive Vice President of Research & Development;

•	Eric David, MD, JD, our Chief Strategy Officer; and

•	Michael Renard, our Executive Vice President of Commercial Operations.

Overview of Executive Compensation Program

Our Compensation Committee reviews and approves all compensation decisions relating to our executive officers, including our named executive officers, and oversees and administers our executive compensation program. Our compensation program is designed to attract, retain, and incentivize talented executives, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. Our compensation program is also intended to align our executive officers’ interests with those of our stockholders by rewarding their achievement of the specific Company and individual goals approved by our Compensation Committee. Our compensation approach is tied to our development stage, with the performance goals focused on advancing our technology platform and achieving our product development and commercialization objectives and, thereby, increasing long-term stockholder value.

In an effort to ensure our compensation practices are comparable to those of similar public biotechnology companies, the Compensation Committee engaged Compensia, Inc., an independent, national compensation consulting firm in April 2012. Compensia’s services included the following:

•	an assessment of our executive compensation philosophy and plan structures and objectives;

•	the development of a peer group of companies for compensation comparison purposes;

•	the collection of competitive compensation levels for our executive positions;

•	an assessment of our executives’ base salaries, cash incentives and equity compensation levels; and

•	a review of board of director compensation market practices among public biotechnology companies of comparable size and/or stage.

Compensia completed its assessment of our executive compensation program in April 2012 and its assessment of our director compensation program in July 2012.

In early calendar 2013, our Board of Directors determined that it would be in the best interests of the Company and its stockholders to change the Company’s fiscal year from December 31st to March 31st. Based on that decision, the Compensation Committee determined that our executive compensation program should also be changed to follow the Company’s new fiscal year schedule, which runs from April 1st to March 31st each year. To address the transition period running from January 1, 2013 to March 31, 2013 (the “Transition Period”), the Compensation Committee determined to maintain the calendar year 2012 base salary levels for our executive officers with a 3% cost-of-living adjustment. For the new fiscal year, running from April 1, 2013 to March 31, 2014 (“Fiscal 2014”), our Compensation Committee considered updated compensation information for our peer group to assist them in setting executive compensation.

Our Compensation Committee also considered the strong support our stockholders demonstrated for our executive compensation program by casting approximately 98.9% of their votes in favor of our “say-on-pay” proposal related to our fiscal 2013 executive compensation.

During the Transition Period and Fiscal 2014, the objectives of our compensation program included:

•	a program structure to attract and retain the most highly qualified executive officers;

•	appropriate guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•	harmonization of salary, short-term cash incentives, long-term equity incentives, and other compensation benefits for executive officers hired under significantly different circumstances;

•	alignment of executive compensation, individually and as a team, to the long-term interests of stockholders;

•	program flexibility to permit the accommodation of appropriate individual circumstances;

•	clear, aligned and easily measured performance goals; and

•	consideration of the voting results from the prior year’s advisory vote on the compensation of our named executive officers.

Our Compensation Committee intends to evaluate our compensation philosophy and objectives on an annual basis. As we continue to focus on the advancement of our technology platform and meeting our product development and commercialization milestones, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve.

Compensation Process

Our Compensation Committee is responsible for setting the compensation levels for our executive officers each year. To assist the Compensation Committee, our Chief Executive Officer prepares a report recommending the base salaries, short-term cash incentive targets, and long-term equity incentives for each executive officer (other than for himself). The Compensation Committee in its sole discretion may accept or adjust the compensation recommendations from our Chief Executive Officer. In addition to this report, our Compensation Committee considers relevant market compensation data from our peer group and the advice of its independent compensation consultants. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the Compensation Committee.

Benchmarking

As part of its services in 2012, Compensia developed and recommended a “peer” group of fifteen (15) biotechnology companies to be used by the Compensation Committee for benchmarking our executive compensation program. Each member of the peer group was selected based on an evaluation of the nature of its operations, including its revenues, net income, market capitalization and number of employees. For the Transition Period and Fiscal 2014, the Compensation Committee reviewed the composition of the peer group and determined not to make any changes to the peer group for these periods. The following companies comprised our peer group (the “peer group”) for Fiscal 2012, the Transition Period and Fiscal 2014:

Aastrom Biosciences, Inc.	Arrowhead Research Corporation	Athersys, Inc.
BioMimetic Therapeutics, Inc.	Cytokinetics, Incorporated	Cytori Therapeutics, Inc.
CytRx Corporation	Fibrocell Science, Inc.	Insmed Incorporated
InVivo Therapeutics Corp.	Lpath, Inc.	Maxygen Inc.
Neuralstem Inc.	Peregrine Pharmaceuticals, Inc.	Rexahn Pharmaceuticals, Inc.

Determination of Executive Compensation

In setting compensation for our executive officers, our Compensation Committee considers market levels of compensation. During 2012, with the assistance of Compensia, the Compensation Committee established a philosophy to target total compensation for our named executive officers at the 50th percentile of market, based on our peer group. For the Transition Period, the Compensation Committee determined to maintain the calendar year 2012 base salary levels for our executive officers with a 3% cost-of-living adjustment. For Fiscal 2014, running from April 1, 2013 to March 31, 2014, the Compensation Committee considered updated compensation information from the Company’s peer group in setting executive compensation.

In addition to market benchmarking, the Compensation Committee reviews the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), considers the Company’s overall performance during the prior fiscal year, the executive officer’s position, the executive officer’s contribution to the achievement of the prior year’s corporate goals, the executive officer’s individual performance during the prior fiscal year, relevant market data and benchmark levels. With respect to new hires, our Compensation Committee considers an executive’s background and historical compensation in lieu of prior year performance. Additionally, in establishing Fiscal 2014 compensation, the Compensation Committee considered the results of the most recent stockholder advisory vote on executive compensation (the say-on-pay proposal) at our annual meeting of stockholders held in August 2013, where 98.9% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes these results affirm stockholder support for our executive compensation decisions and policies. The Compensation Committee will continue to consider the results of future say-on-pay proposals when making executive compensation decisions and policies.

Commitment to Good Compensation Governance Practices.

In designing our executive compensation program, we have implemented a program and policies to create alignment with our stockholders and that support our commitment to good compensation governance as follows:

•	Annual Advisory Vote to Approve Compensation of our Named Executive Officers – We provide our stockholders with the ability to vote annually on the compensation of our named executive officers.

•

Independent Compensation Consultant – The Compensation Committee engaged Compensia during 2012 and Frederic W. Cook & Co. during 2014 to serve as its independent compensation consultants. Neither Compensia nor Frederic W. Cook & Co. provided any other services to the Company during the periods they respectively served as a consultant to the Compensation Committee.

•

Stock Ownership Guidelines – We have established stock ownership guidelines to further align our executive officers’ interests with those of our stockholders. The guidelines require our named executive officers to acquire and hold a meaningful ownership interest in our Company.

•	Compensation Risk Assessment – The Compensation Committee oversees and evaluates an annual risk assessment of the Company’s compensation program.

•

Prohibitions on Hedging, Pledging and Margin Activities – Our insider trading policy prohibits hedging transactions by Company employees. Under the policy, all short-term, speculative or hedging transactions in Organovo securities are prohibited by all employees. In addition, the policy specifically prohibits the use of Organovo securities for pledging and margin activities.

The Compensation Committee believes that the program and policies described above clearly demonstrate the Company’s commitment to, and consistent execution of, an effective performance-oriented executive compensation program.

Components of Executive Compensation

At the Compensation Committee’s request, in April 2012, Compensia conducted an executive compensation review to benchmark our executive compensation program relative to our peer group. Based on this report and its assessment, the Compensation Committee determined that our executive compensation program should consist of:

•	base salary;

•	short-term cash incentives;

•	long-term equity-based incentives; and

•	other standard benefits, such as medical and dental coverage.

The Compensation Committee endeavors to combine these components to develop a compensation package that provides competitive pay, rewards the achievement of financial, operational, and strategic objectives and aligns the interests of our executive officers and other senior personnel with those of our stockholders.

For the Transition Period and Fiscal 2014, the Compensation Committee considered updated information for the Company’s peer group. Based on this information, the Compensation Committee determined that the components of our executive compensation program set forth above continued to be appropriate and supported the objectives of our executive compensation program.

Base Salary: The Compensation Committee has provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided during the fiscal year, with the philosophy to target compensation at the 50th percentile of market based on our peer group. In setting base salaries, our Compensation Committee considers, and will continue to consider, the Company’s overall performance during the prior fiscal year, the executive officer’s position, the executive officer’s contribution to the achievement of the prior year’s corporate goals, the executive officer’s individual performance during the prior fiscal year, relevant market data and benchmark levels. The evaluations and recommendations proposed by our Chief Executive Officer are also considered (other than with respect to determining his own compensation). With respect to new hires, the Compensation Committee considers an executive’s background and historical compensation in lieu of prior year performance. Our Compensation Committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our Compensation Committee to continue these policies going forward.

For the Transition Period, the Compensation Committee increased the base salaries for our executive officers from fiscal 2012 by 3% to reflect cost-of-living increases. Following the end of the Transition Period, our Compensation Committee adjusted our executive officers’ base salaries for Fiscal 2014, which was effective June 30, 2013, based on updated compensation data for the Company’s peer group and the other factors discussed above. The bases salaries of our executive officers for the Transition Period and Fiscal 2014 are set forth in the following table:

Name and Title	Transition Period Base Salary	Fiscal 2014 Base Salary(1)
Keith Murphy, Chief Executive Officer and President	$330,630	$365,000
Barry Michaels, Chief Financial Officer and Corporate Secretary	$270,375	$288,000
Sharon Presnell, PhD, Chief Technology Officer and Executive Vice President of Research & Development	$270,375	$288,000
Eric David, MD, JD, Chief Strategy Officer	$278,110	$286,000
Michael Renard, Executive Vice President of Commercial Operations	$247,206	$269,000

Short-Term Cash Incentive Awards. Our executive compensation program includes an annual cash incentive plan, which provides our executive officers an annual cash incentive opportunity as a percentage of their base salaries based upon their achievement of corporate and individual performance goals evaluated and approved by our Compensation Committee. For the Transition Period and Fiscal 2014, the Compensation Committee determined that each executive officer’s annual incentive base, target and stretch bonus opportunity expressed as a percentage of their base salaries would be equal to 15%, 30% and 45%, respectively, subject to satisfaction of the applicable performance criteria required for the achievement of the base, target and stretch performance goals. If the minimum base performance level is not met for a performance criteria, the Compensation Committee has the discretion to assign zero percentage to that performance criteria. For performance between the base and stretch levels for each performance criteria, the bonus percentage for that performance criteria is determined on an interpolated basis. In addition, the Compensation Committee determined that 66 2/3% of each executive officer’s annual incentive bonus opportunity amount would be based on corporate goals and 33 1/3% would be based on individual performance goals approved by the Compensation Committee.

For the Transition Period and Fiscal 2014, the performance criteria included: business development goals (20%), goals related to the advancement of the Company’s technology platform (10%), delivery of the Company’s 3D Liver Tissue to a key opinion leader for evaluation (10%), development of the Company’s therapeutic strategy (10%), obtaining financing to support the Company’s business plan (20%), implementing a commercialization strategy (15%) and research and development achievements (155). Our Compensation Committee expected that the performance criteria at the base level would likely be achieved, that the performance criteria at the target level could be achieved with effective execution of the Company’s business plan and that performance criteria at the stretch level would be difficult to achieve.

For the Transition Period and Fiscal 2014, the Compensation Committee evaluated the Company’s performance relative to the corporate goals established for executive compensation. Based on this evaluation, the Compensation Committee determined that the Company’s achievement of the corporate goals would result in the executive officers receiving 33% of their base salaries. The Compensation Committee then considered the individual performance of each of the executive officers. Based on the achievement of the corporate goals and their review of each executive officer’s individual performance, our Compensation Committee awarded our executive officers an annual bonus ranging between 29% to 37% of their respective base salaries. The Compensation Committee also determined to use the same annual bonus percentages for both the Transition Period and Fiscal 2014. As a result of this evaluation, the payments for the Transition Period and Fiscal 2014 were as follows:

Name and Title	Percentage of Base Salary	Transition Period Bonus Award	Fiscal 2014 Bonus Award
Keith Murphy, Chief Executive Officer and President	37.0%	$32,013	$128,052
Barry Michaels, Chief Financial Officer and Corporate Secretary	37.0%	$25,731	$102,926
Sharon Presnell, PhD, Chief Technology Officer and Executive Vice President of Research & Development	32.6%	$22,671	$90,686
Eric David, MD, JD, Chief Strategy Officer	29.0%	$20,402	$81,609
Michael Renard, Executive Vice President of Commercial Operations	35.6%	$22,869	$91,478

Equity-Based Incentive Awards. In addition to base salaries and annual cash incentives, the Compensation Committee provides long-term, equity-based incentive awards to our executive officers, generally consisting of options to purchase shares of our common stock. The Compensation Committee believes that stock option awards help further the Company’s compensation objectives by encouraging executives to remain with the Company through at least the vesting period for these awards. Stock option awards also provide the executive officer with an incentive to continue to focus on the Company’s long-term financial performance and increasing stockholder value. The Compensation Committee has and plans to continue to grant long-term equity incentive awards to the Company’s executive officers in connection with their initial hire, following promotions and on an annual basis.

For the Transition Period and Fiscal 2014, our Compensation Committee granted each of the executive officers stock options in March 2013, including options for 215,000 shares for Mr. Murphy and options for 100,000 shares for each of Drs. Presnell and David and Messrs. Michaels and Renard. Each of the stock options has an exercise price of $3.93 per share, the closing price of our common stock on the date of grant. The stock options vest over a four year period, with 25% of the option shares vesting on January 1, 2014, and the remaining option shares vesting quarterly over the following three years.

It should be noted that the stock options granted in February 2014 to our executive officers reflect awards for their service during Fiscal 2015 as discussed further below.

Executive Compensation Program for Fiscal 2015

In February 2014, our Compensation Committee considered the compensation of our named executive officers for the fiscal year ending March 31, 2015 (“Fiscal 2015”). In determining the compensation program for Fiscal 2015, our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent, national compensation consulting firm. F.W. Cook prepared a report based on an updated peer group approved by our Compensation Committee. The Compensation Committee determined that it was appropriate to update the Company’s peer group to reflect the Company’s listing on the NYSE MKT, its market performance and its progress in advancing its technology platform and achieving its product development and commercialization objectives since the initial peer group established in April 2012. Each member of the peer group was selected based on an evaluation of the nature of its operations, including its revenues, net income, market capitalization and number of employees. The following companies comprised our peer group for Fiscal 2015 (the “Fiscal 2015 peer group”):

AcelRx Pharmaceuticals, Inc.	Anacor Pharmaceuticals Inc.	Arrowhead Research
Cytori Therapeutics, Inc.	CytRx Corporation	Inovio Pharmaceuticals, Inc.
Insmed Incorporated	InVivo Therapeutics Corp.	Keryx Biopharmaceuticals, Inc.
Neostem, Inc.	Neuralstem, Inc.	Novavax, Inc.
Peregrine Pharmaceuticals, Inc.	Regulus Therapeutics Inc.	Sangamo BioSciences, Inc.

F.W. Cook’s report included cash and equity considerations, including a recommendation that our existing executive compensation program continues to be appropriate and properly structured to incentivize and compensate our executive officers. Based on this report and its assessment, our Compensation Committee determined that our existing executive compensation program, which consists of base salary, short-term cash incentives, long-term equity-based incentives and other benefits, provides competitive pay, rewards the achievement of financial, operational, and strategic objectives and aligns the interests of our executive officers and other senior personnel with those of our stockholders. Our Compensation Committee also determined that its philosophy to target compensation at the 50th percentile of the market based on our peer group remained in the best interests of the Company and its stockholders.

Base Salary: Following the assessment of our executive compensation program and the market data provided by F.W. Cook for our peer group, the Compensation Committee set base salaries for Fiscal 2015 to be in line with the philosophy to target compensation at the 50th percentile of market of the new peer group. The base salaries of our executive officers for Fiscal 2015 are set forth in the following table:

Name and Title	Fiscal 2015 Base Salary
Keith Murphy, Chief Executive Officer and President	$465,000
Barry Michaels, Chief Financial Officer and Corporate Secretary	$335,000
Sharon Presnell, PhD, Chief Technology Officer and Executive Vice President of Research & Development	$330,000
Eric David, MD, JD, Chief Strategy Officer	$310,000
Michael Renard, Executive Vice President of Commercial Operations	$310,000

Short-Term Cash Incentive Awards. Our Compensation Committee also determined to maintain an annual cash incentive plan, which provides our executive officers an annual cash incentive opportunity as a percentage of their base salaries based upon their achievement of corporate and individual performance goals evaluated and approved by our Compensation Committee. For Fiscal 2015, the Compensation Committee determined that the annual incentive target bonus opportunity expressed as a percentage of base salary for Mr. Murphy should be 50% of his base salary and the annual incentive target bonus opportunity for our other executive officers should be 35% of their base salaries.

Equity-Based Incentive Awards. In February 2014, the Compensation Committee also granted each of the named executive officers stock options for Fiscal 2015. In determining the terms of the grants, the Compensation Committee considered market data provided by F.W. Cook from the Fiscal 2015 peer group, the individual performance of the named executive officers and equity award levels recommended by Mr. Murphy for the named executive officers, other than himself whose award was determined by the Compensation Committee. The grants included options for 550,000 shares for Mr. Murphy, options for 300,000 shares for Mr. Michaels, options for 155,000 shares for Dr. Presnell, options for 140,000 shares for Dr. David and options for 155,000 shares for Mr. Renard. Each of the stock options has an exercise price of $9.86 per share, the closing price of our common stock on the date of grant. The stock options vest over a four (4) year period, with 25% of the option shares vesting on February 19, 2015, and the remaining option shares vesting quarterly over the next three years.

Other Benefits.

In order to attract and retain qualified individuals and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•	Health Insurance – We provide each of our executives and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees.

•	Life and Disability Insurance – We provide each of our executives with the same life and disability insurance as we make available to our other eligible employees.

•

Pension Benefits – We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We implemented a 401(k) Plan effective January 1, 2014, which does not provide for matching contributions by the Company.

•	Nonqualified Deferred Compensation – We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•

Perquisites – We limit the perquisites that we make available to our executive officers. In certain cases, we have reimbursed our executives officers for their relocation expenses on their initial hire.

Stock and Option Grant Practices.

All long-term equity incentives awarded to our executives, employees, consultants and directors have been granted at no less than the fair market value on the date of the award or grant. The amount of realizable value related to such grants and awards is determined by our stock price on the dates of vesting and, therefore, will be determined by our financial performance in the time after the award but prior to vesting. Whether the stock price moves up or down shortly after the award date is largely irrelevant for purposes of the long-term equity incentives.

The exercise price of any option grant and the value of any restricted stock unit (“RSU”) award are determined by reference to the fair market value of the underlying shares, which our 2012 Equity Incentive Plan (the “Plan”) defines as the closing price of our common stock on the date of grant. However, because options have been, and will continue to be, granted at fair market value, such options only have cash value to the holder to the extent that the stock price of our common stock increases during the term of the option. RSUs generally have cash value equal to the current stock price.

Under the Plan, stock option grants generally vest over four years, with 25 percent of the option shares vesting on the one-year anniversary of the vesting commencement date and the remaining option shares vesting on a quarterly basis over the next 12 quarters (for a total vesting period of 48 months from the date of grant). All vesting is subject to continued service to the Company. All options have a 10-year term. Additional information regarding accelerated vesting following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Employment Agreements and Severance and Change of Control Benefits

Employment Agreement. We entered into an employment agreement with Mr. Murphy in February 2012. The terms of Mr. Murphy’s employment agreement provide for him to receive a base salary per year as determined by the Board or a committee of the Board. The term of the employment agreement expired after one year from the effective date, and automatically renews thereafter, unless we provide Mr. Murphy advanced notice of nonrenewal. Mr. Murphy is also eligible to participate in our annual bonus plan and other short-term incentive compensation plans established for our senior executives by our Board or the Compensation Committee. Mr. Murphy is also entitled to participate in our equity-based incentive plans. Mr. Murphy is not entitled to any severance payments under his employment agreement.

Severance Benefits. Pursuant to the terms of their respective offer letters, Mr. Michaels, Dr. Presnell and Mr. Renard are entitled to certain severance benefits in the event of termination for any reason other than cause. Provided that Mr. Michaels, Dr. Presnell or Mr. Renard execute the Company’s form Release and Non-Disparagement Agreement in connection with any such termination, each is entitled to three months of his or her respective salary and benefits plus an additional two weeks of salary and benefits for each fully completed year of employment, up to a maximum of six months of total salary and benefits paid. See “Potential Payments upon Termination or Change of Control” below.

Change of Control Benefits. The outstanding equity awards held by our executive officers provide such executive officers with accelerated vesting upon the executive officer’s involuntary termination without cause or their voluntary termination for good reason within 12 months of a change in control of the Company.

Death or Disability Benefits. The outstanding equity awards held by our executive officers provide such executive officers with accelerated vesting if the executive officer ceases to be a service provider to the Company as a result of the executive officer’s death or disability. In order for an equity award to be eligible for accelerated vesting, the executive officer’s death or disability must occur more than 90 days after the date the equity award is granted to that executive officer. With respect to performance based equity awards, an executive officer will vest at target levels upon the executive officer’s death or disability.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in this Proxy Statement. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors:

Tamar Howson, Chair

Robert Baltera, Jr.

James Glover

Richard Heyman, PhD

EXECUTIVE COMPENSATION

The following tables contain compensation information for our named executive officers during the fiscal year ended March 31, 2014 (“Fiscal 2014”), the three-month transition period ended March 31, 2013 (the “Transition Period”) and the fiscal years ended December 31, 2012 and 2011 (“Fiscal 2012” and Fiscal 2011”, respectively). The information included in these tables should be read in conjunction with the Compensation Discussion and Analysis disclosed above.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each named executive officer for Fiscal 2014, the Transition Period, Fiscal 2012 and Fiscal 2011.

Name and Principal Position	Year or Period	Salary($)(1)	Bonus(3) ($)	Option Awards (4) ($)	Stock Awards ($)	Non- Equity Incentive Plan Compensation(5)	All Other Compensation (6) ($)		Total ($)
Keith Murphy	2014	362,877	—	4,190,665	—	128,052	—		4,681,594
Chairman, Chief Executive Officer, and President	3 Mo. Transition Period	82,658	—	741,131	—	32,013	—		855,802
	2012	298,885	—	—	680,000	90,667	—		1,069,552
	2011	217,711	30,000	—	—	—	—	(2)	247,711

Barry D. Michaels	2014	289,052	—	2,363,944	—	102,926	—		2,755,922
Chief Financial Officer and Corporate Secretary	3 Mo. Transition Period	67,594	—	305,349	—	25,731	—		398,674
	2012	241,889	—	234,432	1,275,000	73,967	—		1,825,288
	2011	74,315	25,000	—	—	—	—		99,315

Sharon Presnell, PhD	2014	289,052	—	1,019,962	—	90,686	—		1,399,700
Chief Technology Officer and Executive Vice President of Research and Development	3 Mo. Transition Period	67,594	—	305,349	—	22,671	—		395,614
	2012	253,298	—	303,996	—	77,537	—		634,831
	2011	157,385	50,000	54,635	—	—	24,681		286,701

Eric David, MD, JD	2014	289,805	—	921,256	—	81,609	—		1,292,670
Chief Strategy Officer	3 Mo. Transition Period	69,528	—	305,349	—	20,402	—		395,279
	2012	160,968	22,500	757,758	—	47,486	28,245		1,016,957
	2011	—	—	—	—	—	—		—
	2010	—	—	—	—	—	—		—

Michael Renard	2014	268,451	—	1,019,962	—	91,478	—		1,379,891
Executive Vice President of Commercial Operations	3 Mo. Transition Period	61,802	—	305,349	—	22,869	—		390,020
	2012	156,927	—	758,946	—	46,293	40,000		1,002,166
	2011	—	—	—	—	—	—		—

(1)	The Transition Period is for the three months ended March 31, 2013, with the Transition Period salary pro-rated based on the respective executive’s annual salary.
(2)	Excludes payments made for a personal computer used primarily for business purposes in the aggregate of less than $10,000.
(3)	Annual bonuses for fiscal year 2011 were awarded by the Compensation Committee after the completion of the fiscal year taking into account the Company’s performance against corporate and individual goals. Includes a $22,500 sign-on bonus awarded to Dr. David when he joined the Company in 2012.
(4)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 7 – Stockholders’ Equity” of our notes to consolidated financial statements in the annual report on Form 10-K for the year ended March 31, 2014, as filed with the SEC. The grants made during the Transition Period, reflect grants to each of the named executive officers for their service during Fiscal 2014, and the grants made in Fiscal 2014, reflect grants to each of the named executive officers for their service during Fiscal 2015.
(5)	The amounts for Fiscal 2012 were awarded under the Company’s annual cash incentive plan based on the achievement of Company goals approved by the Compensation Committee.
(6)	Excludes payments made for the reimbursement of medical insurance premiums. Amounts included in the “All Other Compensation” column for Dr. Presnell, Dr. David and Mr. Renard represent relocation expenses incurred upon hire.

Grants of Plan-Based Awards

The following table provides information on the grants of awards made to each named executive officer during the Fiscal 2014.

Name	Grant Date	No. of Units Granted Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares of Stock Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum
Keith Murphy
Annual Bonus(1)			$51,913	$103,826	$155,739
Stock Options(3)	8/28/2013						54,654	5.60	212,369
Stock Options(3)	2/13/2014						27,105	9.92	179,386
Stock Options(3)	2/19/2014						27,307	9.86	179,691
Stock Options(4)	2/19/2014						550,000	9.86	3,619,220

Barry Michaels
Annual Bonus(1)			$41,727	$83,453	$125,180
Stock Options(3)	8/23/2013						102,147	5.50	389,824
Stock Options(4)	2/19/2014						300,000	9.86	1,974,120

Sharon Presnell
Annual Bonus(1)			$41,727	$83,453	$125,180
Stock Options(4)	2/19/2014						155,000	9.86	1,019,962

Eric David
Annual Bonus(1)			$42,211	$84,423	$126,634
Stock Options(4)	2/19/2014						140,000	9.86	921,256

Michael Renard
Annual Bonus(1)			$38,544	$77,088	$115,632
Stock Options(4)	2/19/2014						155,000	9.86	1,019,962

(1)	The amounts shown reflect possible payments under our annual short-term incentive bonus program for Fiscal 2014, under which the named executive officers were eligible to receive a cash bonus based on a percentage of base salary upon the achievement of certain pre-established corporate and individual performance measures approved by the Compensation Committee. The named executive officers received payouts pursuant to this program for Fiscal 2014 and the Transition Period. Please see “Executive Compensation – Compensation Discussion and Analysis” for more information regarding our annual short-term incentive program.
(2)	The stock options were granted under our stock incentive plan. The stock options generally vest 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years.
(3)	These stock options were automatically issued pursuant to the terms of an Equity Incentive Award Agreement entered into with the executive officer in August 2012. The Equity Incentive Award Agreement provides that the executive officer can pay applicable federal and state withholding taxes upon the vesting of RSUs that the Company issued to the executive officer in August 2012 by returning an equivalent number of shares to the Company for cancellation on the applicable vesting date. If the executive officer returns shares to the Company for cancellation, the executive officer is automatically issued a stock option for that number of shares of common stock returned to the Company as payment for applicable federal and state withholding taxes. The stock option is fully vested and has an exercise price equal to the closing sale price of the Company’s common stock on the applicable vesting date.
(4)	The stock options granted on February 19, 2014 reflect the grants to each of the named executive officers for their service during Fiscal 2015. Please see “Executive Compensation – Compensation Discussion and Analysis” for more information regarding these awards.

Outstanding Equity Awards

The following table shows certain information regarding outstanding equity awards as of March 31, 2014 for the named executive officers.

	Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options(#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or Units of stock that have not vested(#)		Market Value of shares or Units of stock that have not vested($)(1)
Keith Murphy	24,690		—		4.58	2/13/2023	150,000	(2)	1,146,000
	53,750	(9)	161,250		3.93	3/12/2023
	54,654	(11)	—		5.60	8/27/2023
	27,105	(12)	—		9.92	2/12/2024
	27,307	(13)	—		9.86	2/18/2024
	—		550,000	(14)	9.86	2/18/2024

Barry Michaels	5,344	(3)	35,156		2.25	4/18/2022	375,000	(4)	2,865,000
	32,068	(5)	—		2.10	8/23/2022
	25,000	(9)	75,000		3.93	3/12/2023
	102,147	(10)	—		5.50	8/22/2023
	—		300,000	(14)	9.86	2/18/2024

Sharon Presnell, PhD	224,064	(6)	448,128		0.08	5/1/2021	—		—
	76,563	(3)	98,437		2.25	4/18/2022
	25,000	(9)	75,000		3.93	3/12/2023
	—		155,000	(14)	9.86	2/18/2024

Eric David, MD, JD	262,500	(7)	337,500		1.65	7/22/2022	—		—
	25,000	(9)	75,000		3.93	3/12/2023
	—		140,000	(14)	9.86	2/18/2024

Michael Renard	212,500	(8)	337,500		1.65	7/22/2022	—		—
	25,000	(9)	75,000		3.93	3/11/2023
	—		155,000	(14)	9.86	2/18/2024

(1)	The market value of the RSU’s is determined by multiplying the number of shares underlying the RSU’s by the closing price for our common stock of $7.64 on March 31, 2014.
(2)	Represents 200,000 performance-based RSUs subject to vesting upon the achievement of certain performance objectives, and 200,000 time-based RSUs vesting on February 13, 2013 with the remaining shares vesting 25% annually over the next three years.
(3)	25% of the stock options vested and became exercisable on April 18, 2013, with the remaining option shares vesting in equal quarterly amounts over the following three years. On March 31, 2014, Mr. Michaels exercised options to purchase 22,000 shares, with 5,344 option shares vested and exercisable and 35,156 option shares remaining unvested. On March 31, 2014, Dr. Presnell had 76,563 option shares vested and exercisable and 98,438 option shares remaining unvested.
(4)	Represents 750,000 time-based RSUs of which 187,500 shares vested on August 23, 2012, with the remaining shares vesting 25% annually over the following three years.
(5)

Upon the return of vested shares of common stock by Mr. Michaels to cover tax liability related to the vesting of 187,500 RSUs, stock options were granted on August 23, 2012 with immediate vesting at an exercise price equal to the closing price of our common stock of $5.50 on that date. On March 31, 2014, Mr. Michaels had exercised his stock option for 47,619 shares, with the remaining 32,068 option shares vested and exercisable.

(6)	25% of the stock options vested and became exercisable on May 2, 2012, with the remaining option shares vesting 25% annually over the next three years. On March 31, 2014, Dr. Presnell had exercised her stock option to purchase 224,064 shares, with 224,064 options shares vested and exercisable and the remaining option shares unvested.
(7)	25% of the stock options vested and become exercisable on May 14, 2013, with the remaining option shares vesting in equal quarterly amounts over the remaining three years.
(8)	25% of the stock options vested and become exercisable on April 30, 2013, with the remaining option shares vesting in equal quarterly amounts over the remaining three years. On March 31, 2014, Mr. Renard had exercised his stock option to purchase 50,000, with 212,500 option shares vested and exercisable and the remaining option shares unvested.
(9)	25% of the stock options vested and become exercisable on January 1, 2014, with the remaining option shares vesting in equal quarterly amounts over the remaining three years.
(10)	Upon the return of vested shares of common stock by Mr. Michaels to cover tax liability related to the vesting of 187,500 RSUs, stock options were granted on August 23, 2013 with immediate vesting at an exercise price equal to the closing price of our common stock of $5.50 on that date.
(11)	Upon return of vested shares of common stock by Mr. Murphy to cover tax liability related to the vesting of 100,000 performance based restricted stock units, stock options were granted on August 28, 2013 with immediate vesting at an exercise price equal to the closing price of our common stock of $5.50 on that date.
(12)	Upon the return of vested shares of common stock by Mr. Murphy to cover tax liability related to the vesting of 50,000 restricted stock units, stock options were granted on February 13, 2014 with immediate vesting at an exercise price equal to the closing price of our common stock of $9.92 on that date.
(13)	Upon the return of vested shares of common stock by Mr. Murphy to cover tax liability related to the vesting of 50,000 performance based restricted stock units, stock options were granted on February 19, 2014 with immediate vesting at an exercise price equal to the closing price of our common stock of $9.86 on that date.
(14)	25% of the stock options vest and become exercisable on February 19, 2015, with the remaining option shares vesting in equal quarterly amounts over the following three years.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized upon exercise or vesting of stock options during Fiscal 2014 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Murphy	—	—	200,000	1,549,000
Barry Michaels	69,619	497,787	187,500	1,031,250
Sharon Presnell, PhD	—	—	—	—
Eric David, MD, JD	—	—	—	—
Michael Renard	50,000	394,400	—	—

(1)	The value realized on vesting is determined by multiplying the number of shares that vested during Fiscal 2014, times the closing price of our common stock on NYSE MKT on the applicable vesting date.
(2)	The value realized on vesting is determined by multiplying the number of shares exercised by the market value of the underlying shares on the exercise date less the exercise price of the shares.

Potential Payments upon Termination or Change of Control

Post-termination benefits for our named executive officers are established pursuant to the terms of their individual employment agreements or offer letters. The following table sets forth the amounts payable to each of our named executive officers based on an assumed termination as of March 31, 2014 based upon certain designated events. Please see the employment offer letters described above in “Employment Agreements and Severance and Change of Control Benefits” for additional information.

Name	Base Salary	Health and Other Insurance Benefits	Stock Options (Unvested and Accelerated) ($)(1)	Restricted Stock Units (Unvested and Accelerated) ($)(2)	Fiscal Year 2014 Total (3)
Keith Murphy
Termination Without Cause	—	—	—	—	0
Termination after Change of Control	—	—	—	1,146,000	1,146,000

Barry Michaels
Termination Without Cause	94,154	12,036	—	—	106,190
Termination after Change of Control	94,154	12,036	467,741	2,865,000	3,438,931

Sharon Presnell, PhD
Termination Without Cause	94,154	7,560	—	—	101,714
Termination after Change of Control	94,154	7,560	4,196,673	—	4,298,387

Eric David, MD, JD
Termination Without Cause	—	—	—	—	0
Termination after Change of Control	—	—	2,299,875	—	2,299,875

Michael Renard
Termination Without Cause	77,596	8,699	—	—	86,295
Termination after Change of Control	77,596	8,699	2,299,875	—	2,386,170

(1)	Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated. The value of the accelerated options is determined by multiplying (a) the difference between the closing price of our common stock on the NYSE MKT on the assumed termination date and the applicable exercise price of each option, by (b) the number of unvested and accelerated options.
(2)	Requires a change of control plus a qualifying termination of employment before vesting of RSUs would be accelerated. The values of the accelerated RSUs were determined by multiplying the closing price of our common stock on the assumed termination date by the number of unvested and accelerated RSUs.
(3)	Payment of Base Salary and Health and Other Benefits requires a change of control plus a qualifying termination of employment.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board Committees. Mr. Murphy, our Chairman, President and Chief Executive Officer, receives no separate compensation for his service as a director.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. In 2012, the Compensation Committee retained Compensia as its independent compensation consultant to assess the Company’s non-employee director compensation program. With the assistance of Compensia, the Compensation Committee and Board of Directors established a philosophy to target total compensation for our non-employee directors at the 50th percentile of market, based on the same peer group used in benchmarking the compensation of our executive officers.

In September 2012, the Board, based on the recommendation of the Compensation Committee and the assessment completed by Compensia, adopted our current non-employee director compensation policy. Pursuant to this policy, our non-employee directors receive (i) an annual cash retainer of $24,000, (ii) an annual cash retainer for service as a Committee Chair, as follows: Audit Committee Chair – $10,000; Compensation Committee Chair – $6,000; and Nominating & Governance Committee Chair – $5,500; and (iii) a fee of $2,000 per Board meeting attended (whether in person or by telephone) and $1,000 per Committee meeting attended (whether in person or by telephone). In addition, in the event we appoint a non-employee director to serve either as a Non-Executive Chairman or a Lead Director, such director will receive an annual retainer of $30,000 if serving as the Non-Executive Chairman or $18,000 if serving as the Lead Director.

Upon their initial election to the Board, each non-employee director will receive a stock option to acquire that number of shares of the Company’s common stock equal to 0.07% of the outstanding shares of common stock of the Company on the date of grant, with the number of shares subject to the option rounded to the nearest 500 shares (the “Initial Option Grant”). The Initial Option Grant vests quarterly over three years, subject to accelerated vesting in the event of a change of control. The Initial Option Grant will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

In addition, pursuant to this policy, each non-employee director continuing in office after the date of an annual meeting of stockholders will receive a stock option grant with an exercise price equal to the fair market value of a share of the Company’s common stock on the day after the annual meeting of stockholders (the “Annual Option Grant”). The number of shares subject to the Annual Option Grant will be equal to 0.04% of the outstanding shares of common stock of the Company on the date of grant, with the number of shares subject to the option rounded to the nearest 500 shares and vesting quarterly over three years. Each such Annual Option Grant will vest in full on the earlier of (i) one year from the date of grant or (ii) the next annual meeting of stockholders held by the Company, subject to acceleration in the event of the change of control.

Director Compensation Table

The following table sets forth compensation earned and paid to each non-employee director for service as a director during the fiscal year ended March 31, 2014 (“Fiscal 2014”):

Name		Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert Baltera, Jr.	Fiscal 2014	59,500	124,016	183,516
James Glover	Fiscal 2014	67,000	124,016	191,016
Tamar Howson	Fiscal 2014	40,000	254,647	294,647
Richard Heyman, PhD	Fiscal 2014	33,450	343,585	377,035

(1)	These amounts represent the grant date fair value of equity-based awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 7 – Stockholders’ Equity” of our notes to consolidated financial statements in the annual report on Form 10-K for the year ended March 31, 2014, as filed with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of July 11, 2014, the Compensation Committee consisted of Tamar Howson (Chair), Robert Baltera, Jr., James Glover, and Richard Heyman, PhD. All of the members of the Compensation Committee are non-employee directors. No members of the Compensation Committee have a relationship that would constitute an interlocking relationship as defined by SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From April 1, 2013 (the beginning of our 2014 fiscal year) through March 31, 2014, there have not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive Compensation.”

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction Policy and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of two Class III directors to serve for a three-year term until our 2017 Annual Meeting and until their successors are elected and qualified. The Board has unanimously nominated Robert Baltera, Jr. and James Glover for election to the Board as Class III directors. Messrs. Baltera and Glover are each currently serving as Class III directors.

Vote Required and Board Recommendation

Under our Certificate of Incorporation and Bylaws, the Class III directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the director nominees receiving the highest number of “FOR” votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF ROBERT BALTERA, JR. AND JAMES GLOVER (ITEM 1 ON THE ENCLOSED PROXY CARD).

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of Robert Baltera, Jr. and James Glover.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MAYER HOFFMAN MCCANN, P.C. AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015. Representatives of Mayer Hoffman McCann are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Mayer Hoffman McCann has served as our independent registered public accounting firm since February 8, 2012, the date we completed our reverse merger transaction and became a public reporting company.

In the event our stockholders fail to ratify the appointment of Mayer Hoffman McCann, the Audit Committee will reconsider its selection. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

Our Audit Committee is responsible for approving the engagement of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015. Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., including CBIZ MHM, LLC, in an alternative practice structure.

The Audit Committee has and intends to continue to meet with Mayer Hoffman McCann on a quarterly or more frequent basis. At such times, the Audit Committee has and will continue to review the services performed by Mayer Hoffman McCann, as well as the fees charged for such services.

The following table sets forth the fees for services provided and billed by Mayer Hoffman McCann and its affiliate CBIZ MHM, LLC, relating to the fiscal year ended March 31, 2014, the transition period ended March 31, 2013 and the fiscal year ended December 31, 2012.

	Fiscal Year 2014	Three-months ended March 31, 2013	Fiscal Year 2012
Audit fees	$227,000	$52,460	$196,026
Audit-related fees	—	—	$13,127
Tax Fees	$41,725	—	$4,000
All other fees	—	—	—

Total	$268,725	$52,460	$213,153

Audit Fees: For the fiscal year ended March 31, 2014, for the transition period ended March 31, 2013 and the fiscal year ended December 31, 2012, the aggregate audit fees billed by our independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Audit-Related Fees: For the fiscal year ended March 31, 2014, for the transition period ended March 31, 2013 and the fiscal year ended December 31, 2012, the audit-related fees billed by our independent auditors pertained to professional services rendered in connection with our reverse merger transaction in which we became a public reporting company and follow on resale registration statement.

Tax Fees: For the fiscal year ended March 31, 2014, for the transition period ended March 31, 2013 and the fiscal year ended December 31, 2012, the tax-related fees billed by an affiliate of our independent auditors pertained to services related to tax return preparation and tax planning services.

All Other Fees: For the fiscal year ended March 31, 2014, for the transition period ended March 31, 2013 and the fiscal year ended December 31, 2012, there were no fees billed by our independent auditors for other services, other than the fees described above.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by Mayer Hoffman McCann P.C. to date are compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the 2014 Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, the Audit Committee will reconsider the appointment if it is not approved by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MAYER HOFFMAN MCCANN AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2015 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 10, 2014 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of four directors, each of whom is an “independent director” as defined under the listing standards for the NYSE MKT and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the Company’s website at www.organovo.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Mayer Hoffman McCann, P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Mayer Hoffman McCann, P.C. to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Mayer Hoffman McCann the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Mayer Hoffman McCann, with and without management present, to discuss the overall scope of Mayer Hoffman McCann’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Mayer Hoffman McCann required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Mayer Hoffman McCann its independence, and satisfied itself as to the independence of Mayer Hoffman McCann.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2014, the three-month transition period ended March 31, 2013 and for the fiscal years ended December 31, 2012 and 2013 be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

James Glover, Chair

Robert Baltera, Jr.

Tamar Howson

Richard Heyman, PhD

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and the compensation paid to our named executive officers as reported in this Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee and the Board have designed our executive compensation program to attract, retain and incentivize talented executives, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. They also designed our compensation program to align our executive officers’ interests with those of our stockholders by rewarding their achievement of the specific Company and individual goals approved by our Compensation Committee. Our compensation approach is tied to our development stage, with the performance goals focused on advancing our technology platform and achieving our product development and commercialization objectives and, thereby, increasing long-term stockholder value. Stockholders are encouraged to read the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement for a more detailed discussion of how our compensation program reflects the Company’s core objectives.

Voting and Board of Directors’ Recommendation

The Board believes the Company’s executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core compensation objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of Organovo Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast at the 2014 Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE ENCLOSED PROXY CARD).

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials are being made available to stockholders, in accordance with SEC rules, by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2015 Annual Meeting must do so by sending such proposal to our Corporate Secretary at Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2015 Annual Meeting is March 13, 2015. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2015 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before March 13, 2015, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after March 13, 2015 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 45 days but not more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the 2014 Annual Meeting (i.e., July 11, 2015) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2015 Annual Meeting, such a proposal must be received by the Company on or after April 27, 2015 but no later than May 27, 2015. If the date of the 2015 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the 2014 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Organovo Holdings, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attn: Corporate Secretary, telephone (858) 224-1000. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement and Notice are also available at www.proxydocs.com/onvo.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also write to: Continental Stock Transfer and Trust, 17 Battery Place, 8th Floor, New York, NY 10004, Attention: Kevin Jennings, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Organovo Holdings, Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT ON FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended March 31, 2014 with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Organovo Holdings, Inc., 6275 Nancy Ridge Dr., Suite 110, San Diego, California 92121, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered to be proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

Keith Murphy

Chairman of the Board, Chief Executive

Officer and President

July 11, 2014

Organovo tm ANNUAL MEETING OF ORGANOVO HOLDINGS, INC. Annual Meeting of Organovo Holdings, Inc. to be held on Wednesday, August 20, 2014 for Holders as of July 7, 2014 This proxy is being solicited on behalf of the Board of Directors Date: August 20, 2014 Time: 9:00 A.M. (PDT) Place: Organovo Holdings, Inc., 6275 Nancy Ridge Dr., San Diego, California 92121 Please separate carefully at the perforation and return just this portion in the envelope provided. Please make your marks like this: Use dark black pencil or pen only VOTED BY: INTERNET Board of Directors Recommends a Vote FOR proposals 1, 2, and 3. TELEPHONE Call Go To www.proxypush.com/onvo Cast your vote online. View Meeting Documents. 855-773-1622 1: Election of two Class III Directors. Directors Recommend Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. OR Abstain For Against 01 Robert Baltera, Jr. 02 James Glover For MAIL For Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR For Against Abstain 2: To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015. For The undersigned hereby appoints Barry Michaels and Cy Talbot, and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Organovo Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. All votes must be received by 11:59 P.M., Eastern Time, August 19, 2014. For 3: To hold a non-binding advisory vote on the compensation of our named executive officers. PROXY TABULATOR FOR ORGANOVO HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must becompleted for your Instructions to be executed. EVENT # CLIENT # Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Organovo Holdings, Inc. Annual Meeting of Stockholders August 20, 2014, 9:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Barry Michaels and Cy Talbot (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Organovo Holdings, Inc., a Delaware Corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Organovo Holdings, Inc., on Wednesday, August 20, 2014 at 9:00 a.m. PDT and all adjournments and postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of two Class III Directors; 2. To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2015; and 3. To hold a non-binding advisory vote on the compensation of our named executive officers. The two directors up for re-election are: Robert Baltera, Jr. and James Glover The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nomineesfor director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided. To attend the meeting and vote your sharesin person, please mark this box.